SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Act of 1934

January 23, 2018
(Date of Report)

GO ECO GROUP
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55177	27-4715504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Elvis Boulevard Chester, New York, 10918
 (Address of principal executive offices)

Registrant's telephone number, including area code: (845) 610-3817

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[   ]            Written communications pursuant to Rule 425 under the Securities Act
[   ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[   ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[   ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 – Registrant's Business and Operations

Item 1.01 Entry into a Material Agreement

On February 5, 2018, Go Eco Group, a Nevada corporation (the "Company") entered into a Mutual Recission and Release with Medsites Services, LLC whereby the parties agreed to mutually rescind the Stock Exchange Agreement between the parties and releasing each party from any liabilities for damages, claims or causes of action arising from the Stock Exchange Agreement.  Per the terms of the Mutual Release and Rescission, Medsites Servies, LLC agreed to pay a "break-off" fee of $40,000.00 to be paid in payments over sixty (60) days from the execution of the Mutual Release and Rescission.

Section 8 – Other Events.

On January 23, 2018, the Company created a wholly owned subsidiary, BitWhisper, LLC, in the state of Nevada. The purpose of the subsidiary is to be a special purpose vehicle for exploring operations in crypto-currency mining.  The Company has no intentions of offering crypto-currencies, whether as security tokens or utility tokens, to the public.

As the Company has determined to change the direction of operations, the Board of Directors has begun to set in motion plans for a name change.  The Company will be filing a Preliminary Schedule 14C within the next ten (10) days.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 16, 2018
GO ECO GROUP

By:        /s/ BRIAN CONWAY
                Brian Conway
           President, Director, CFO and CEO